Exhibit 10.1

SUBSCRIPTION AGREEMENT

INVESTOR: NUKK TRACKER NOTES - CH1108678926 / 23714,

series of notes (Series 24) issued by ProETP DAC

By:	/s/ James Prins
Name:	James Prins
Title:	Director
Date	18 November 2024

Share Price:	$ 1.7765

Purchased Shares:	138,556

Purchase Price:	$ 246,145

BANK ACCOUNT DETAILS:

NUKKLEUS INC.

CITIBANK

ROUTING (ABA) 021000089

SWIFT CITIUS33

ACCT NUMBER: 6882381534

Per attached SPA

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of 19 November 2024, by and among Nukkleus Inc., a Delaware corporation (the “Company”), and NUKK TRACKER NOTES - CH1108678926 / 23714, series of notes (Series 24) issued by ProETP DAC (the “Investor”).

WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, the amount of units (the “Units”) set forth opposite the Investor's name on the signature page hereto, with each Unit consisting of (i) one share of the Company’s common stock, par value US$0.0001 per share (the “Common Stock” and the “Purchased Shares”, respectively); the Purchased Shares or, the “Purchased Securities”);

WHEREAS, the purchase price per Unit shall equal a five percent (5.00%) discount from the closing share price of the Company as listed on the Nasdaq Stock Market as of November 15 (the “Price Per Unit”); and

WHEREAS, in connection therewith, the Company will agree to provide certain registration rights to the Investor with respect to the Purchased Securities issued under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulated promulgated thereunder, and applicable state securities laws.

WHEREAS, the Investor is purchasing the Units as securities assets to be held on its behalf in relation to Series 24 under its respective custody account with number 23714, which account is opened and held by ISP Securities AG acting as custodian.

WHEREAS, The Company declares hereof that it has already received the amount of USD 231,882 on its bank account from the Investor. Since the Company shares underwent through reverse split – the Parties are executing this agreement based on the post-reverse split event to reflect the changes.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF COMMON STOCK.

1.1 Sale and Issuance of Units. Subject to the satisfaction of certain closing conditions set forth in Sections 4 and 5 hereof at the Closing (as defined below), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, such amount of Units as set out opposite the Investor’s name on the signature page hereto (collectively, the “Purchased Units”), in consideration for the payment of a purchase price equal to the product resulting from multiplying the Price Per Unit by the amount of the Purchased Units (the purchase price to be paid by the Investor, the “Purchase Price”).

1.2 Closing. The consummation of the transactions contemplated hereby, including the sale and purchase of the Purchased Units (the “Closing”) shall take place remotely via the exchange of documents and signatures, at such time and place as the Company and the Investor mutually agree upon (such designated time and place, the “Closing Date”). The Closing shall be subject to the conditions of Sections 4 and 5 below, which conditions shall be deemed to take place simultaneously and no transaction described in such sections shall be deemed to have been completed or any document delivered until all such transactions have been completed and all such required documents delivered; provided that the issuance of the Purchased Units to the Investors shall be contingent upon receipt of such funds.

1.3 Closing Deliverables. within 14 business days from receipt of subscription proceeds, the Company shall deliver to the Investor:

(a) True and correct copies of written resolutions, or minutes of a meeting, of the board of directors of the Company (the “Board”), approving and adopting in all respects the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, among others, (i) authorizing the issuance and sale of the Purchased Securities in consideration for the an aggregate amount equal to the Purchase Price and (ii) approving the execution, delivery and performance by the Company of all agreements contemplated herein to which the Company is party and any agreements, instruments or documents ancillary thereto;

(d) Subject to payment of the applicable portion of the Purchase Price, duly executed stock certificates or book-entry confirmations representing the Purchased Units issued at the Closing, in the name of the Investor;

(e) A certificate duly executed by an executive officer of the Company as of the Closing stating that the conditions specified in Section 4 have been satisfied.

1.4 Purchase Price. Subject to and contingent upon the Closing, the Investor shall transfer to the Company, on or before the Closing Date, the Investor’s Purchase Price by wire transfer of immediately available funds according to the wire instructions provided by the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in this this agreement, all the Company’s public filings https://www.sec.gov/edgar/browse/?CIK=1787518&owner=exclude shall be deemed a part hereof and shall qualify any representation or warranty made hereunder, the Company hereby represents and warrants to the Investor that the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date), except, in each case, as to such representations and warranties that address matters as of a particular date, which are true, correct and complete only as of such date.

2.1 Subsidiaries. The subsidiaries of the Company (the “Subsidiaries”) are listed in the exhibit to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 12, 2024. As of the date of the Agreement, the Subsidiaries are the only direct or indirect subsidiaries of the Company. The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Subsidiaries, free and clear of any lien, charge, claim, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, and all of the issued and outstanding share capital of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.2 Organization. The Company and the Subsidiaries are each an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable in such jurisdiction) under the laws of the jurisdiction of incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted or proposed to be conducted. Neither the Company nor the Subsidiaries are in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries are duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document (as defined below), (ii) a material adverse effect on the results of operations, assets, business, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.3 Capitalization.

(a) The authorized share capital of the Company is as reported on the SEC Filings (defined below). There are no other shares of any other class or series of capital stock of the Company authorized, issued or outstanding.

(b) The Company has no capital stock reserved for issuance, except as set out in Section 2.3(b) of the Disclosure Schedule and that, the Board has reserved (i) sufficient number of shares of Common Stock for issuance of, and grant of options or other equity awards exercisable into, Common Stock to directors, officers, employees, consultants and service providers of the Company or the Subsidiary, under the Stock Incentive Plan of the Company, and (ii) sufficient number of shares of Common Stock for issuance upon exercise of outstanding warrants listed in the SEC Filings. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Common Stock pursuant to this Agreement and Common Stock issuable pursuant to any exercise of the Warrants.

(c) The issued and outstanding shares of the Company are duly and validly authorized and issued, fully paid and non-assessable, and were offered and issued in compliance with the provisions of the Certificate of Incorporation of the Company as in effect at the time of each such issuance and in compliance with all applicable corporate and securities laws.

(d) No shares, options, warrants, rights (including conversion, preemptive rights, rights of first refusal or similar rights), commitments, agreements, understandings or arrangements, relating to the issued or unissued capital stock of the Company or any securities convertible into or exchangeable for stock or equity interest of the Company, including rights to subscribe for or purchase from the Company of any of its share capital or other equity interest, or any securities convertible into or exchangeable for stock of the Company or other equity interest, are outstanding or otherwise existing, other than as set forth in the SEC Filings, or that could require or obligate the Company to issue, sell, transfer, redeem, purchase, repurchase, acquire or otherwise cause to be outstanding, any of the Company’s share capital or equity interest or securities convertible or exercisable into shares or equity interest thereof, or obligations of the Company to grant, extend or enter into any such option, warrant, right, commitment or agreement. Except as disclosed in the Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e) No option, security or other equity award convertible or exercisable into stock of the Company contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such option, security or other equity award upon the occurrence of any event or combination of events, except as disclosed in the Company’s reports, schedules, forms, statements and other documents filed under the Securities Act and the Exchange Act (as defined below) (the “SEC Filings”) https://www.sec.gov/edgar/browse/?CIK=1787518&owner=exclude. No share, option, security or other equity award convertible or exercisable into shares of the Company is subject to repurchase or redemption (contingent or otherwise) by the Company, except as disclosed in the SEC Filings, and the Company has not repurchased or redeemed any of the Company’s shares of stock, options, security or other equity awards.

(f) No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issue and sale of the Purchased Securities will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital.

2.4 Authorization. The Company has all requisite corporate power and authority, and has taken all requisite corporate action on the part of the Company, its directors and stockholders, necessary for the authorization, execution and delivery of this Agreement, and the other agreements, instruments or documents entered into in connection with this Agreement and to which the Company is a party (collectively, the “Transaction Documents”) and for the performance of all obligations of the Company under the Transaction Documents in accordance with their terms has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5 Valid Issuance. The Purchased Securities being issued to the Investor have been duly authorized and when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued, fully paid, and non-assessable, issued in compliance with all applicable securities laws, and free and clear of liens, pledges, charges, encumbrances or other restrictions on transfer of any kind (including, without limitation, preemptive rights), other than restrictions on transfer under this Agreement, the Company’s current Certificate of Incorporation (the “Certificate”) and Bylaws (the “Bylaws”) and under applicable securities laws and other than liens or encumbrances created by or imposed by the Investors. The shares of Common Stock underlying the Warrants have been duly authorized and, upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable. The rights, privileges and preferences of the Purchased Securities are as stated in the Certificate and Bylaws, as may be amended from time to time in accordance with their terms. Assuming the accuracy of the representations made by the Investors in Section 3, the offer and issuance by the Company of the Purchased Securities is exempt from registration under the Securities Act.

2.6 No Conflict; Consents. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Purchased Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Articles, Bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company or the Subsidiary is required in connection with the consummation of the transactions contemplated by the Transaction Documents.

2.7 Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with Nasdaq (the “Reports”). As of their respective dates, the Reports complied in all material respects with the rules and regulations of Nasdaq and the SEC and none of the Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto. Such Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles in the U.S. (“US GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by US GAAP, and fairly present in all material respects the consolidated financial condition and position of the Company and the Subsidiary, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.8 Financial Statements; No Undisclosed Liabilities.

(a) Except as set out in the Financial Statements, the Company and the Subsidiaries have no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, which, individually and in the aggregate, do not exceed US$15 million; and (ii) liabilities and obligations of a type or nature not required under GAAP to be reflected in its financial statements, which, individually and in the aggregate do not exceed USUS$15 million.

(b) The Company and the Subsidiaries are not guarantors or indemnitors of any debt or obligation of another, nor has the Company or the Subsidiary given any loan, security or otherwise agreed to become liable for any obligation of any person. No person has given any guarantee of, or security for, any obligation of the Company or the Subsidiaries. The Company and the Subsidiaries did not extend any loans or advances to any person, other than advances for expenses to its employees in the ordinary course of business.

2.9 Assets and Properties. Both the Company and the Subsidiaries have good and marketable title to all of the tangible or personal properties and assets owned by the Company and the Subsidiaries, which are material to the business of the Company or the Subsidiaries as currently conducted and as proposed in the Reports to be conducted, and such properties and assets are free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, conditional sale agreement, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s or the Subsidiaries’ ownership or use of such property or assets. With respect to the tangible property and assets it leases, the Company and the Subsidiaries are in compliance in all material respects with such leases and, to the Company’s knowledge, holds a valid leasehold or license interest free of any liens, pledges, charges, security interest, claims or encumbrances, other than those of the lessors of such property or assets. The Company and the Subsidiaries do not own any real property.

2.10 Intellectual Property. The Company and the Subsidiaries own, or have rights to use, all patents, patent applications, trademarks, trademark applications, trade and service mark registrations, service marks, trade names, trade secrets, inventions, copyrights, technology, know-how, licenses and other intellectual property rights, proprietary rights and similar rights in connection with their respective businesses and which the failure to so have could or reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor the Subsidiaries have received a notice (written or otherwise) that any of the material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor the Subsidiaries have received, since January 1, 2021, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe (and will not infringe) the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable. The Company and the Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it or the Subsidiaries from having valid license rights or clear title to the Intellectual Property Rights.  Except as disclosed in https://www.sec.gov/edgar/browse/?CIK=1787518&owner=exclude, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property or the Company’s Intellectual Property Rights. The Company and the Subsidiaries own or have rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business as now conducted and as proposed in the Reports to be conducted. For purposes of this Section, “knowledge”, including the phrase “to the Company’s knowledge” (or similar phrases), when used in this Section 2.12 (“Intellectual Property”) shall mean the actual knowledge of the incumbent CEO, CFO and CTO of the Company, without conducting any patent search, freedom to operate, infringement, or any similar search.

2.11 Labor Matters.

(a) The Company and the Subsidiaries have complied, in all material respects, with all applicable employment laws, policies, procedures and agreements relating to employment, and terms and conditions of employment. The Company and the Subsidiaries have paid in full to all of their respective employees and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees or consultants on or prior to the date of this Agreement. The Company and the Subsidiaries have complied in all material respects with the applicable laws relating to the proper withholding and remittance to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws. To the Company’s knowledge, all persons classified by the Company or the Subsidiaries as consultants or contractors thereof are correctly classified as such and not as employees for any purpose. The Company’s and the Subsidiaries’ liability for any obligations to pay any amount of severance payment, pension, accrued vacation, and other social benefits and contributions, under applicable law or contract, or any other payment of substantially the same nature, is fully funded by deposit of funds in severance funds, pension funds, managers insurance policies or provident funds (and if not required to be so funded, adequate provisions have been made in the Financial Statements).

(b) Neither the Company nor the Subsidiaries is a party to, bound by or subject to, and no employee of the Company or the Subsidiaries benefits from, any collective bargaining agreement, collective labor agreement, extension orders, or other contract or arrangement with a labor union, trade union or other organization or body, to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable law. No labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company or the Subsidiaries, nor is the Company or the Subsidiaries aware of any labor organization activity involving its employees. There is no strike or other labor dispute involving the Company or the Subsidiaries pending or, to the Company’s knowledge, threatened.

2.12 Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries each (i) has made or filed all federal, state and local income and foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed in Reports, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and neither the officers of the Company nor the Subsidiaries know of no basis for any such claim.

2.13 Governmental Grants. Neither the Company nor the Subsidiary have applied, obtained or received any grant, loan, incentives, benefits (including tax benefits), subsidies or other assistance from any governmental or regulatory authority or any agency, or any international or bilateral fund, institute or organization or public entities or authorities.

2.14 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or, to the Company’s knowledge, investigation pending, or currently threatened in writing against the Company or the Subsidiaries, any of its properties, or any officer, director or employee of the Company or the Subsidiaries, including, without limitation, arising out of their employment with the Company or the Subsidiaries or in their capacity as such, or that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents.

2.15 Insurance. The Company and the Subsidiaries are covered by insurance with respect to its properties and business.

2.16 Compliance. Neither the Company nor the Subsidiaries (i) are in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiaries under), nor has the Company or a Subsidiary received written notice of a claim that it is in default under, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any law, rule or regulation of any governmental authority, except in each case as would not have a Material Adverse Effect.

2.17 Permits. The Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

2.18 Sarbanes-Oxley; Internal Accounting Controls.  Except as disclosed in the Reports, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Securities and Exchange Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. There have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiary that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries.

2.19 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or the Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.20 Disclosure. No representation or warranty of the Company contained in this Agreement and no certificate furnished or to be furnished to the Investors at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.21. Others. The Company represents and warrants that the Units purchased by the Investor will not constitute the Investor holding the shares as a parent company and the Investor will not have any controlling interest and/or voting rights in the Company.

Proxy. In consideration of the issuance of the Shares, the Investor hereby irrevocably constitutes and appoints Menachem Shalom or his successor as Chief Executive Officer of the Company, with full power of substitution, as the agents, attorneys and proxies of The Investor, for and in the name, place and stead of the Investor, to vote all of the shares of the Company’s common stock which The Investor would be entitled to vote if then personally present at any such annual or special meeting in the manner specified and on any other business as may properly come before the meeting or by written consent of stockholders of the Company. This irrevocable proxy shall continue in force as long as the undersigned owns the shares underlying this proxy.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants that the following representations are true, correct and complete as of the date hereof and as of the Closing; except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date:

3.1 Authorization; Organization. The Investor is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it has been incorporated and has full power and authority to enter into the Transaction Documents to which the Investor is a party. The Transaction Documents to which the Investor is a party, when executed and delivered by the Investor, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as may be limited by applicable securities laws.

3.2 No Conflict; Consents. The execution, delivery and performance by the Investor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by such Transaction Documents do not and will not (a) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the governing documents of such Investor; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which such Investor is subject; (iii) any material contract or agreement, lease, license or commitment to which such Investor is a party or by which it is bound; (iv) any applicable law; or (b) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any person or any federal, state, local or foreign governmental authority or regulatory authority or agency, in each case, by such Investor, which has not heretofore been obtained or made or will be obtained or made prior to Closing.

3.3 Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, operations, properties, prospects, technology, plans, management, financial affairs and the terms and conditions of the offering of the Purchased Units with the Company’s management. The foregoing, however, does not limit, modify or qualify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon. The Investor acknowledges that any projections provided (if any) by the Company are uncertain in nature, and that some or all of the assumptions underlying such projections may not materialize or will vary significantly from actual results.

3.4 Restricted Securities. The Investor’s Purchased Units have not been and, will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The sale and issuance of the Investor’s Purchased Units have not been registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Investor’s representations as expressed herein.

3.5 Legends. The Purchased Units, and (if applicable) any securities issued in respect of or exchange for the foregoing may be notated with the following or a similar legend as well as other legends as may be required by applicable securities laws: “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

This legend shall be removed if either (i) the resale of the Purchased Securities has been registered for resale under the Securities Act or (ii) the Purchased Securities held by such Investor can be resold under Rule 144 promulgated under the Securities Act without volume and manner of sale limitations.

3.6 Piggyback Registration. During the one-year period following the date of this Agreement, the Company shall propose to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, (other than on Forms S-4 or S-8 or any successor to such forms). The Company shall include in such registration statement the Shares. The Company shall use best efforts to cause such registration statement to become effective as soon as practicable.

4. CONDITIONS OF INVESTORS OBLIGATIONS AT CLOSING.

The obligation of the Investor to purchase the Purchased Units at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by such Investor:

4.1 Representations and Warranties. The representations and warranties of the Company in Section 2 of this Agreement shall have been true in all material respects on and as if made as of the Closing.

4.2 Performance. The Company shall have performed and complied, in all material respects, with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 1.4 shall have been in a form as attached to this Agreement, or, if not attached, in a form and substance satisfactory to such Investor and shall have been delivered to such Investor.

5. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by the Company:

5.1 Representations and Warranties. The representations and warranties contained in Section 3 shall have been true in all material respects on and as if made as of the Closing.

5.2 Performance. The Investor shall have performed and complied, in all material respects, with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6. AFFIRMATIVE COVENANTS BY THE COMPANY.

6.1 Use of Proceeds. The Company will use the Purchase Price for its general corporate needs and working capital including to pay its existing Payables.

7. INDEMNIFICATION.

7.1 Effectiveness; Survival.

(a) The Investor has the right to fully rely upon all representations, warranties and covenants of the Company, for which the Company shall be held responsible (the “Indemnitor”), contained in or made pursuant to this Agreement and in the schedules attached hereto. The representations and warranties of the Company contained in or made pursuant to this Agreement shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor.

(b) The representations and warranties of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing the 12 months anniversary of the Closing Date.

7.2 Indemnification.

(a) Indemnifiable Losses. The Indemnitor shall indemnify the Investor (including their respective shareholders, limited and general partners directors and officers) (each, an “Indemnitee”) against, and hold each Indemnitee harmless from all claims, actions, suits, settlements, damages, expenses (including, reasonable legal costs and expenses), losses, or costs sustained or incurred by such Indemnitees (collectively, “Losses”) resulting from, or arising out of, a breach or misrepresentations of any the Indemnitor’s representations, warranties or covenants made in this Agreement, subject to the limitations in this Section 7.

(b) Limitations. The Indemnitee’s right for indemnification hereunder is subject to the following conditions and limitations, notwithstanding anything to the contrary in this Agreement, but in addition to any other limitation or condition contained herein; provided, however, no limitation shall apply to fraud:

(i) Other than in respect of the representations made in Sections 2.2, 2.3, 2.4, 2.5 and 2.6, the Indemnitor shall not be liable for any Loss, unless and until the aggregate of Losses equal or exceeds US$100,000, in which case indemnification shall be made from the first dollar;

(ii) The Indemnitor’s liability shall be limited to the Investor’s Purchase Price; and

(iii) in no event, shall the Company be liable for consequential, special, indirect, exemplary or punitive damages.

(c) Claims Notice; Third Party Claims. In the event that an Indemnitee wishes to assert a claim for indemnification hereunder it shall give the Indemnitor a prompt written notice thereof (a “Claims Notice”), which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based and thereafter keep the Indemnitor informed, in all material respects, with respect thereto. In the event that such Claims Notice results from a third party claim against the Indemnitee, such Indemnitee shall promptly upon becoming aware of the commencement of proceedings by such third party provide the Indemnitor with the Claims Notice and the Indemnitor shall have the right to assume the defense thereof (at Indemnitor’s expense) with counsel mutually satisfactory to the parties; provided, however, that the Indemnitees shall have the right to retain their own counsel, at the reasonable expense of the Indemnitor, and within the indemnification limitations herein, if representation of all parties by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the parties in such proceeding. Failure of the Indemnitees to give prompt notice or to keep it informed, as provided herein, shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is actually and materially prejudiced by such failure. The Indemnitor shall not be liable nor shall it be required to indemnify or hold harmless the Indemnitees in connection with any settlement effected without its consent in writing, which shall not be unreasonably withheld or delayed.

(d) Sole Remedy. The indemnification provided by the Indemnitor hereunder and the enforcement of such indemnification shall be the exclusive remedy available to the Indemnitees under this Agreement, other than with respect to Fraud; provided that this provision does not limit the right to seek specific performance, a restraining order or injunctive or other equitable relief with respect to any provision of this Agreement.

(e) Insurance Reimbursement. The amount of any Losses for which indemnification is provided under this Section 7 shall be reduced by: (a) the insurance proceeds actually received with respect to any such Losses and (b) any other amount, if any, actually recovered from third parties (as a result of indemnification, contribution, guarantee or otherwise) by the Indemnitee (or its affiliates) with respect to any Losses less, in the case of each of the immediately preceding clauses (a) and (b), all reasonable costs (including attorneys’ fees) of the Indemnitee to collect such proceeds (each source named in clauses (a) and (b) of this Section 7(e), a “Collateral Source”); provided that such Indemnitee shall nevertheless be entitled to bring a claim for indemnification under this Section 7 in respect of such Losses. If an Indemnitee has received the payment required under this Section 7 from the Company in respect of any Losses and later receives proceeds from a Collateral Source in respect of the same Losses, then such Indemnitee shall pay to the Company within 30 days after receipt, an amount equal to the excess of (i) the amount previously received by the Indemnitee under this Section 7 with respect to such Loss, plus the amount of proceeds actually received by such Indemnitee from such Collateral Source (less all collection costs), over (ii) the amount of Losses with respect to such claim which the Indemnitee is entitled to receive under this Section 7.

(f) No Multiple Recoveries. No Indemnitee shall be entitled to recover from the Company more than once for any particular Loss, nor shall the Company be liable or otherwise obligated to indemnify any or all Indemnitees for the same Loss more than once (i.e., no double counting).

(g) Changes in Law. Other than for Claims arising out of fraud, the Company shall not have any liability for changes (included retroactive changes) in law, tax or regulatory regime following the Closing.

7.3 Limited Recourse and Non – Petition. Notwithstanding what has been set in this Agreement, the obligations of the Investor under this Agreement are limited recourse obligations of Series 24 pursuant to its series memorandum. If the moneys made available to the Series 24 are not sufficient to cover any of the Investor´s obligations in respect of this Agreement, the other assets of the Investor, its directors, officers or shareholder(s) will not be available for payment of any shortfall arising therefrom and the Company (including any of its Shareholders) shall have no further claims against the Investor (its directors, shareholders and officers) in respect of such unpaid amounts and will accordingly not be able to petition for the winding-up of, or the appointment of an examiner to, the Investor, as a consequence of such shortfall.

8. MISCELLANEOUS.

8.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.2 Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among any of the parties hereto, with respect to the subject matter hereof (with no concession being made as to the existence of any such prior agreements or understandings).

8.3 Amendment; Waiver. Except as explicitly set forth herein, any term of this Agreement may be amended only with the written consent of both the Company and the Investors. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the prior written consent of the party against which enforcement of such waiver shall be sought. Any amendment or waiver effected in accordance with this Section 8.3 shall be binding upon the applicable parties, including Purchased Units each future holder of such securities.

8.4 Assignment; Successors and Assigns. None of the rights, privileges or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by any party, without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding what has been set in this Section, nothing in this Agreement shall restrict or otherwise prohibit the transfer or assignment by the Investor of any of its rights, title and interests into and under this Agreement to the trustee of Series 24.

8.5 Governing Law. Jurisdiction. This Agreement shall be governed by and construed in accordance with to the laws of the State of Delaware, disregarding its conflict of laws rules.

8.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) when delivered, if sent by personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (with electronic conformation of delivery) on a business day and during normal business hours of the recipient, and otherwise on the first business day in the place of recipient, (iii) five (5) business days after having been sent, if sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written confirmation of receipt. All communications shall be sent to the respective parties at their address or contact details as set forth below, or to such address or contact details as subsequently modified by written notice given in accordance with this Section 8.6 or, in the case of the Investors, as used for purposes of sending shareholders’ notices by the Company.

If to the Company:
Attention:
Telephone:
E-mail:

If to an Investor:	as set forth on the signature page hereto

8.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.8 Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety, and not to any particular provision hereof, and all references herein to Sections shall be construed to refer to Sections to this Agreement, unless otherwise explicitly stated. Reference to “governmental authorities” (or similar terms) shall include any: (a) nation, principality, state, commonwealth, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental, quasi-governmental or regulatory body of any nature, including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, organization, unit, or body, or (d) court, public or private arbitrator or other public tribunal. Reference to a “person” or “Person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental authority or other entity, including, any party to this Agreement. Any reference to a “day” or a number of days (without explicit reference to “business days”) shall be interpreted as a reference to a calendar day or number of calendar days, and if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action may be deferred until the first business day thereafter (where “business day” shall mean any day on which banking institutions in Tel-Aviv-Jaffa, Israel are generally open to the public for conducting business and are not required by law to close).

8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable in accordance with its terms and interpreted so as to give effect, to the fullest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

8.9 Fees and Expenses. Each party shall be responsible for the fees and expenses of its own advisors, accountants and counsel incurred with regard to transactions contemplated by this Agreement.

8.10 Counterparts. This Agreement and any Transaction Document may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, binding and enforceable against the parties so executing the same; it being understood that all parties need not sign the same counterpart. Counterparts may also be delivered by facsimile or email transmission (in pdf format or the like, or signed with DocuSign, e-sign or any similar form of signature by electronic means) and any counterpart so delivered shall be sufficient to bind the parties to this Agreement or any other Transaction Document, as an original.

Remainder of Page Intentionally Omitted; Signature Pages Follow

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

NUKKLEUS INC.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	CEO

[Company Signature Page to Securities Purchase Agreement]

INVESTOR:

NUKK TRACKER NOTES - CH1108678926 / 23714, series of notes (Series 24) issued by ProETP DAC

By:	/s/ James Prins
Name:	James Prins
Title:	Director

Email: proetp@trustmoore.com

Share Price:	$ 1.7765

Purchased Shares:	138,556

Purchase Price:	$ 246,145

[Investor Signature Page to Securities Purchase Agreement]